Exhibit 99.1

Youngevity International, Inc. (YGYI) Reports Solid Fourth Quarter and Record Full Year 2013 Results

Shareholder Conference Call 4:15 PM EST

San Diego, CA - March 27, 2014 – Youngevity International, Inc. (OTCQX: YGYI) (www.YGYI.com), a global direct marketer of nutritional and lifestyle products and also a vertically-integrated producer of gourmet coffees for the commercial, retail and direct sales channels, today reported financial results for the fourth quarter and full year ended December 31, 2013.

2013 Fourth Quarter Highlights:

•	Net revenue increased 18.1% over the prior year period to $22.7 million.

•	Gross profit increased 17.6% to $13.3 million compared to $11.3 million in the same period last year.

•	Net Income increased 451.7% over the prior year period to $480,000.

•	Adjusted EBITDA increased 43.0% to $1.7 million over the prior period.

2013 Full Year Highlights:

•	Net Revenue increased 14.2% over the prior year to $85.6 million.

•	Gross Profit increased 17.1% to $51.3 million compared to the prior year.

•	Net Income increased 570.0% over the prior year to $2.7 million.

•	Adjusted EBITDA increased 129.6% to $7.3 million compared to $3.2 million in the prior year.

Steve Wallach, Chief Executive Officer of Youngevity International, stated, “We are excited to report a strong fourth quarter and record profits for 2013.  The growing domestic and global demand for our products combined with our strategic acquisitions and operating improvements enabled us to continue to execute our business plan”

Mr. Wallach continued, “We are excited about the opportunities ahead of us in 2014 and we believe that we are well-positioned to deliver another record year for our valued shareholders.  In addition to continuing our strong organic growth in the core United States market, we plan to expand our international presence and enter new markets as well.”

Dave Briskie, Chief Financial Officer of Youngevity said, “Our fourth quarter and full year results reflect sustained and significant improvements in profitability, balance sheet strength and EBITDA.  We began 2013 with our number one goal of building a profitable and scalable business model.  We accomplished that goal.  We now set our sights on accelerating our revenue via targeted acquisitions, global expansion, and steady organic growth in both the direct and coffee business segments.”

2013 Fourth Quarter Results

For the fourth quarter ended December 31, 2013, the Company reported net revenue of $22.7 million, compared to $19.2 million for the same period in 2012, an increase of 18.1%.

Gross profit for the fourth quarter ended December 31, 2013 increased to $13.3 million, compared to $11.3 million for the same period last year, an increase of 17.6%.

Net Income for the fourth quarter of year 2013 was $480,000 compared to $87,000 for the same period last year, an increase of 451.7%.

EBITDA (earnings before interest, taxes, depreciation and amortization) as adjusted to remove the effect of stock based compensation expense or "Adjusted EBITDA", was $1.7 million for the fourth quarter ended December 31, 2013 compared to $1.2 million in the same period for the prior year, an increase of 43.0%.

2013 Full Year Results

For the year ended December 31, 2013, the Company reported net revenue of $85.6 million, compared to $75.0 million in year 2012, a 14.2% increase.  The increase in revenue is attributed primarily to the increase in our product offerings and the number of distributors and customers resulting from our acquisitions during 2013.

Gross Profit for the year ended December 31, 2013, increased 17.1% to $51.3 million as compared to $43.8 million for the year ended December 31, 2012. Gross Profit as a percentage of revenues increased to 59.9% for the year ended December 31, 2013, compared to 58.4% in the same period last year.

For the year ended December 31, 2013, net income increased 570.0% to $2.7 million as compared to a loss of $564,000 for the year ended December 31, 2012. The increase of $3.2 million was attributable to the increase in income before income taxes of $3.5 million offset by an increase in income tax provision of $256,000.

EBITDA (earnings before interest, taxes, depreciation and amortization) as adjusted to remove the effect of stock based compensation expense or "Adjusted EBITDA", was $7.3 million for the year ended December 31, 2013 compared to $3.2 million in the same period for the prior year, an increase of 129.6%.

Conference Call Information

Youngevity International will host a conference call today at 4:15 p.m. Eastern Time to discuss its financial results, quarterly highlights and business outlook.  Investors can access the conference call by dialing Toll: +1 (609) 318-0024 and entering the access code: 307-730-091.  It is advised that you dial-in at least five minutes prior to the call.

The conference call will be recorded and available for replay shortly after the conclusion of the call.  Recorded calls are available in the Investor Relations section of Youngevity International’s website: http://ygyi.com/calls.php

Non-GAAP Financial Measure – Adjusted EBITDA

This news release includes information on Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period growth. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing the Company’s operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

The Company defines Adjusted EBITDA as earnings (net income or loss) before interest, taxes, depreciation and amortization, as adjusted to eliminate the effects of stock-based compensation and non-cash impairment loss.  A reconciliation of Adjusted EBITDA to net income is set out in the tables at the end of this press release.

About Youngevity International

Youngevity International, Inc., (OTCQX: YGYI) (www.YGYI.com) is a fast-growing, innovative, multi-dimensional company that offers a wide range of consumer products and services, primarily through person-to-person selling relationships that comprise a "network of networks." The Company also is a vertically-integrated producer of the finest coffees for the commercial, retail and direct sales channels.  The Company was formed after the merger of Youngevity Essential Life Sciences (www.youngevity.com) and Javalution Coffee Company in the summer of 2011. The Company was formerly known as AL International, Inc. and changed its name to Youngevity International Inc. in July 2013.

Safe Harbor Statement

This release includes forward-looking statements on our current expectations and projections about future events, including our continued growth. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," “encouraged” and similar expressions. The forward looking statements include statements regarding the Company’s future growth and its ability to execute its strategy.  These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict such as our ability to continue our financial performance.  The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Table Follows

Youngevity International, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Revenues	$22,695	$19,220	$85,627	$75,004
Cost of revenues	9,396	7,910	34,326	31,179
Gross profit	13,299	11,310	51,301	43,825
Operating expenses
Distributor compensation	8,401	7,061	32,985	30,526
Sales and marketing	1,245	913	4,512	3,862
General and administrative	2,764	3,570	9,452	9,718
Total operating expenses	12,410	11,544	46,949	44,106
Operating income (loss)	889	(234)	4,352	(281)
Other income	1	690	-	917
Interest expense, net	(394)	(222)	(1,249)	(1,004)
Total other expense	(393)	468	(1,249)	(87)
Income (loss) before income taxes	496	234	3,103	(368)
Income tax provision	16	147	452	196
Net income (loss)	$480	$87	$2,651	$(564)

Reconciliation of Non-GAAP Measure
Adjusted EBITDA to Net Income
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net Income (loss)	$480	$87	$2,651	$(564)
Add:
Interest	394	222	1,249	1,004
Income taxes	16	147	452	196
Depreciation	151	94	464	332
Amortization	461	422	1,615	1,573
EBITDA	1,502	972	6,431	2,541
Stock based compensation	197	216	848	629
Adjusted EBITDA	$1,699	$1,188	$7,279	$3,170